--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8-K/A

                        PURSUANT TO SECTION 13 OR 15 (D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 3, 2000 (November 4,
1999)

                           CCPC HOLDING COMPANY, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                       333-57099                     16-1403318
(State or other jurisdiction     (Commission file number)             (IRS Employer
     of of incorporation)                                          Identification No.)

      ONE PYREX PLACE, ELMIRA, NEW YORK                            14902
  (Address of principal executive offices)                      (Zip Code)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: 607-377-8605

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

ACQUISITION OF GENERAL HOUSEWARES CORP.

    On October 21, 1999 CCPC Holding Company, Inc. (the Company or CCPC) completed the acquisition of General Housewares Corp. (GHC). The transaction is valued at approximately $159 million, which includes a price of $28.75 per share of General Housewares common stock, the repayment of debt and transaction fees. The Company financed the acquisition through the issuance of $50 million in Junior Cumulative Preferred Stock ("Junior Preferred Stock") to an affiliate of the Company and borrowings under the Company's existing credit facility. The Junior Preferred Stock consists of two million shares with each share having a liquidation preference of $25.00. The Junior Preferred Stock provides for the payment of cash dividends of $1.00 per share per quarter if declared by the Company and certain financial ratios are satisfied. If dividends are not declared on the Junior Preferred Stock, then the liquidation preference of the Junior Preferred Stock is increased by such amount.

    General Housewares Corp. manufactures and markets consumer durable goods with principal lines of business consisting of kitchen and household tools, precision cutting tools, kitchen cutlery and cookware. In addition, General Housewares Corp. sells products through its chain of manufacturer's retail outlet stores.

ACQUISITION OF EKCO GROUP, INC.

    On August 5, 1999 EG Two Acquisition Corp., a subsidiary of our parent CCPC Acquisition Corp., and EKCO Group, Inc. entered into an Agreement and Plan of Merger (the "Merger Agreement"). Pursuant to the Merger Agreement, EG Two Acquisition Co. commenced and completed a tender offer to purchase all outstanding common stock and associated preferred stock purchase rights and preferred stock of EKCO Group, Inc. Upon completion of the tender offer, EG Two Acquisition Co. merged with and into EKCO Group, Inc. and EKCO Group, Inc. became a subsidiary of CCPC Acquisition Corp.

    On October 25, 1999 the Company completed the acquisition of EKCO
Group, Inc. (EKCO) from, CCPC Acquisition Corp. for approximately $230 million, including the assumption of $6.0 million of debt and transaction fees. The Company financed the acquisition through the issuance of $150 million in common stock to CCPC Acquisition Corp. and a short term borrowing from an affiliate of the Company's parent. On November 15, 1999 the Company repaid the affiliated borrowing and its revolving credit facility borrowing with the proceeds of a $95.0 million traunche of new terms loans.

    EKCO is a manufacturer and marketer of branded consumer products. EKCO's products include household items such as bakeware, kitchenware, pantryware, brooms, brushes and mops.

    The Company's acquisition of EKCO excludes EKCO's Aspen and Woodstream businesses (pet-related and small-animal-control-related products). These businesses remain with CCPC Acquisition Corp. and are disclosed in the
Schedule 1 of the condensed consolidated pro forma financial statements as "Businesses retained by Parent."

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

    a.  Pro forma condensed consolidated financial statements (unaudited)

        The following unaudited pro forma condensed consolidated financial statements are filed with this report:

Pro Forma Condensed Consolidated Balance Sheet at June 30,
  1999......................................................           4
Pro Forma Condensed Consolidated Statements of Income:
  Year Ended December 31, 1998..............................           7
  Six Months Ended June 30, 1999............................           8

The following unaudited pro forma condensed consolidated balance sheet as of June 30, 1999 and the unaudited pro forma condensed consolidated statements of income for the six month period then ended and the year ended December 31, 1998 give effect to the acquisition of the businesses described in Item 2. The adjustments related to the unaudited pro forma condensed consolidated balance sheet assumed the transactions were consummated at June 30, 1999, while the adjustments to the unaudited pro forma condensed consolidated statements of income assume the transactions were consummated at the beginning of the periods presented.

The unaudited pro forma condensed consolidated financial statements have been prepared based upon assumptions deemed proper by the Company. The unaudited pro forma condensed consolidated financial statements presented herein are shown for illustrative purposes only and are not necessarily indicative of the future financial position or future results of operations of the Company, or of the financial position or results of operations of the Company that would have actually occurred had the transactions been in effect as of the date or for the periods presented. A preliminary allocation of the initial purchase price has been made to major categories of assets and liabilities in the accompanying pro forma statements based on information currently available which is subject to change.

The allocation will be completed when CCPC obtains a final appraisal of the net assets acquired (which includes completing an assessment of the liabilities assumed), and finalizes the estimates associated with exit and other costs related to the acquisition. The actual allocation of the finalized purchase price and the resulting effect on income from operations may differ from the unaudited pro forma amounts included herein. The pro forma adjustments are described in the accompanying notes and represent preliminary determination of purchase accounting adjustments based upon available information and certain assumptions that CCPC believes are reasonable. The accompanying unaudited pro forma statements should be read in connection with the separate historical financial statements and notes thereto of the Company, EKCO, and GHC.

    b.  Exhibits

EXHIBIT    DESCRIPTION
--------   ------------------------------------------------------------

  13.1     General Housewares Corp. 1998 financial statements

  13.2     EKCO Group, Inc. 1998 financial statements

  23.1 Consent of KPMG LLP, independent certified public accountants

                                   SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                      CCPC Holding Company, Inc.

                                                                   /s/ ANTHONY P. DEASEY
                                                      ------------------------------------------------
                                                                     Anthony P. Deasey
                                                               SENIOR VICE PRESIDENT--FINANCE
                                                                AND CHIEF FINANCIAL OFFICER

Date: January 3, 2000

                           CCPC HOLDING COMPANY INC.
           PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
                                 JUNE 30, 1999

                                                                     PRO FORMA ADJUSTMENTS
                                           -------------------------------------------------------------------------
                                                                               EKCO                         GHC           Pro
                                             CCPC             EKCO            OTHER                        Other         forma
                                  CCPC       OTHER        (SCHEDULE 1)         (d)         GHC              (e)           CCPC
(IN THOUSANDS)                  --------   ---------      ------------      ----------   --------      -------------   ----------
ASSETS
CURRENT ASSETS
  Cash and cash equivalents...  $  2,974   $ 388,985 (b)    $    611        $(229,384)   $   150        $ (159,601)     $  3,735
  Accounts receivable, net of
    allowances................    47,222          --          29,541               --     13,508                --        90,271
  Inventories, net............   142,707          --          75,312           (6,000)    24,951            (1,087)      235,883
  Prepaid expenses and other
    current assets............    14,512          --          21,384               --      4,798            (3,016)       37,678
                                --------   ---------        --------        ---------    -------        ----------      --------
    Total current assets......   207,415     388,985         126,848         (235,384)    43,407          (163,704)      367,567
                                --------   ---------        --------        ---------    -------        ----------      --------

PROPERTY AND EQUIPMENT, NET...    99,379          --          30,425           (1,200)     9,638             1,912       140,154

DEFERRED TAXES ON INCOME......    40,848          --              --               --         --                --        40,848

GOODWILL, NET.................    45,682          --          78,692            4,772     22,415            45,664       197,225

NET ASSETS RETAINED BY
  PARENT......................        --          --          61,850          (61,850)        --                --            --

OTHER ASSETS..................    36,725       3,098 (a)       6,184           (2,423)     4,420             6,535        54,539

TRADEMARKS....................        --          --              --           90,100         --            68,700       158,800
                                --------   ---------        --------        ---------    -------        ----------      --------
    TOTAL ASSETS..............  $430,049   $ 392,083        $303,999        $(205,985)   $79,880        $  (40,893)     $959,133
                                ========   =========        ========        =========    =======        ==========      ========
LIABILITIES AND STOCKHOLDERS'
  EQUITY

CURRENT LIABILITIES--
  Accounts payable and accrued
    expenses..................  $ 87,562   $      --        $ 32,822        $  27,699    $ 8,290        $    5,762      $162,135
LONG-TERM DEBT................   470,571     209,097 (b)     152,930         (146,960)    23,143           (23,143)      685,638

OTHER LIABILITIES.............    41,187          --          12,928           12,966      1,339            23,596        92,016

COMMITMENTS

STOCKHOLDERS' EQUITY
Preferred Stock...............    34,778      50,000 (b)          --               --         --                --        84,778
Common Stock..................       240         429 (b)         192             (192)     1,436            (1,436)          669
Contributed capital...........   453,655     149,571 (b)     110,453         (110,453)    21,389           (21,389)      603,226
Accumulated deficit...........  (656,128)    (17,014)(c)      (2,910)           8,539     24,712           (24,712)     (667,513)
Unearned compensation.........        --          --            (436)             436         --                --            --
Accumulated other
  comprehensive income........    (1,816)         --          (1,980)           1,980       (429)              429        (1,816)
                                --------   ---------        --------        ---------    -------        ----------      --------
    Total stockholders' equity
      (deficit)...............  (169,271)    182,986         105,319          (99,690)    47,108           (47,108)       19,344
                                --------   ---------        --------        ---------    -------        ----------      --------
TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY........  $430,049   $ 392,083        $303,999        $(205,985)   $79,880        $  (40,893)     $959,133
                                ========   =========        ========        =========    =======        ==========      ========

See accompanying notes to the condensed consolidated pro forma financial statements.

     NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEET
        (NUMBERS IN THOUSANDS, EXCEPT FOR NOTE b, WHICH IS IN MILLIONS)

a. Reflects deferred financing costs, including loan underwriting fees and associated costs. Amounts are being amortized over eight years, with an estimated pro forma amortization expense of $387 per year.

b. The acquisitions were financed through the issuance of $50 million in Junior Cumulative Preferred stock to an affiliate of the Company's parent, issuance of $150 million in common stock to the Company's parent, and borrowings under the Company's existing credit facility. The following sources and uses of funds schedule reflects the financing of the acquisitions.

                                                                 SOURCES
                                                              (IN MILLIONS)
                                                              -------------
Junior Cumulative Preferred stock...........................       $ 50
Common stock................................................        150
Additional borrowings.......................................         95
Existing credit facility borrowings.........................        114
                                                                   ----
Total.......................................................       $409
                                                                   ====

                                                                USES
                                                                ----
Acquisition of EKCO.........................................    $230
Acquisition of GHC..........................................     159
Debt issuance costs.........................................       3
Transaction fees............................................      17
                                                                ----
Total.......................................................    $409
                                                                ====

c. Reflects expenses relating to the transaction including $10,489 for premiums and fees paid to retire EKCO's 9.25% Senior Notes and $6,525 in other transaction fees.

d. Reflects estimated purchase accounting adjustments for the acquisition based upon a preliminary appraisal of the assets acquired and liabilities assumed. All adjustments reflect information currently available to the Company and are subject to change. Purchase accounting adjustments were recorded as shown below.

Reflects cash paid for EKCO.................................              $(229,384)

Adjustment of inventory to fair value.......................                 (6,000)

Adjustment of property and equipment to fair value..........                 (1,200)

Net adjustment to goodwill to reflect amount paid in excess
of net assets acquired......................................                  4,772

Net assets of businesses retained by CCPC Acquisition Corp.
(see Schedule 1)............................................                (61,850)

Adjust other assets to fair value, including:

  Write off of deferred financing costs related to debt
    extinguishment..........................................  $  (2,500)

  Recording an asset for favorable lease rights (amortized
    over life of lease).....................................      1,383

  Adjustment of note receivable to fair value...............     (1,350)

  Adjustment of pension asset to fair value.................         44
                                                              ---------

      Net adjustment........................................              $  (2,423)

Reflect fair value of trademarks acquired...................                 90,100

Adjust current liabilities to fair value, including:

  Costs related to exiting certain activities...............  $  23,788

  Recording a liability for an unfavorable royalty
    agreement...............................................      5,891

  Reclassification of note receivable reserve to other
    assets..................................................     (1,811)

  Other.....................................................       (169)
                                                              ---------

    Total adjustment........................................              $  27,699
                                                                          =========

Reflects the repayment of all outstanding amounts on the
credit facility and a significant portion of the 9.25%
Senior Notes................................................               (146,960)

Adjust other liabilities to fair value, including the
recording of a deferred tax liability to tax effect the pro
forma adjustments using an effective tax rate of 39%........                 12,966

To eliminate the equity of EKCO.............................                (99,690)

e. Reflects estimated purchase accounting adjustments for the acquisition based upon a preliminary appraisal of the assets acquired and liabilities assumed. All adjustments reflect information currently available to the Company and are subject to change. Purchase accounting adjustments were recorded as shown below.

Reflects cash paid for GHC..................................              $(159,601)

Change in inventory valuation method from the LIFO (last-in, first-out) method to the FIFO (first-in, first-out)
method......................................................                 (1,087)

Reclassification of deferred tax assets to deferred tax
liabilities.................................................                 (3,016)

Adjustment of property and equipment to fair value..........                  1,912

Net adjustment to goodwill for amount paid in excess of net
assets acquired.............................................                 45,664

Adjust pension asset to fair value..........................                  6,535

Reflect fair value of trademarks acquired...................                 68,700

Adjust accounts payable and accrued liabilities to fair
value, primarily including recording costs of $7,373 related to exiting certain activities, offset by repayment of
current portion of long term debt of $1,611.................                  5,762

Reflects repayment of long-term debt of GHC.................                (23,143)

Reflects the deferred tax liability recorded to tax effect
the pro forma adjustments using an effective tax rate of
39%.........................................................                 23,596

To eliminate the equity of GHC..............................                (47,108)

                           CCPC HOLDING COMPANY INC.

        PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)

                               DECEMBER 31, 1998

                                                               PRO FORMA ADJUSTMENTS
(IN THOUSANDS)                            ----------------------------------------------------------------
                                            CCPC           EKCO           EKCO                      GHC        PRO FORMA
                                 CCPC      OTHER       (SCHEDULE 1)      OTHER         GHC         OTHER          CCPC
                               --------   --------     ------------     --------     --------     --------     ----------
REVENUES
  Net sales..................  $533,068   $     --       $256,659       $ (7,824)(a) $97,031      $ (2,854)(a)  $876,080

DEDUCTIONS
  Cost of sales..............   349,953         --        176,427         (1,569)(b)  54,518         6,246 (b)   585,575
  Selling, general and
    administrative
    expenses.................   146,927         --         59,928         (7,478)(c)  39,445       (10,856)(c)   227,966
  Loss on sale of business...        --         --         16,245             --          --            --        16,245
  Provision for restructuring
    costs....................     4,772         --             --             --          --            --         4,772
  Transaction related
    expenses.................    28,866         --             --             --          --            --        28,866
  Other, net.................       926         --          3,126          2,702 (d)      --         6,964 (d)    13,718
                               --------   --------       --------       --------     -------      --------      --------
Operating income (loss)......     1,624         --            933         (1,479)      3,068        (5,208)       (1,062)
Interest expense (benefit)...    34,290     19,403 (e)     13,956        (13,413)(e)   2,299        (2,299)(e)    54,236
                               --------   --------       --------       --------     -------      --------      --------
Loss before taxes on
  income.....................   (32,666)   (19,403)       (13,023)        11,934         769        (2,909)      (55,298)
Income tax expense
  (benefit)..................       947                     1,460         (5,468)(f)     730            --        (2,331)
                               --------   --------       --------       --------     -------      --------      --------
Loss before minority
  interest...................   (33,613)   (19,403)       (14,483)        17,402          39        (2,909)      (52,967)
Minority interest income in
  subsidiary.................       301                        --             --          --            --           301
                               --------   --------       --------       --------     -------      --------      --------
Net (loss) income............  $(33,312)  $(19,403)      $(14,483)      $ 17,402     $    39      $ (2,909)     $(52,666)
                               ========   ========       ========       ========     =======      ========      ========
Basic and diluted loss per
  common share...............  $  (0.50)                                                                        $  (0.79)
Weighted average number of
  common shares outstanding
  during the period..........    66,857                                                                           66,857

See accompanying notes to the condensed consolidated pro forma financial statements.

                           CCPC HOLDING COMPANY INC.

        PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)

                                 JUNE 30, 1999

                                                                     PRO FORMA ADJUSTMENTS
(IN THOUSANDS)                                  ---------------------------------------------------------------
                                                  CCPC            EKCO         EKCO                      GHC         PRO FORMA
                                      CCPC       OTHER        (SCHEDULE 1)     OTHER          GHC       OTHER          CCPC
                                    ---------   --------      ------------   ---------      --------   --------      ---------
REVENUES
  Net sales......................   $ 221,777   $    --         $ 92,375     $  (1,753)(a)  $46,705    $(1,043)(a)   $ 358,061
DEDUCTIONS
  Cost of sales..................     145,100        --           68,016          (555)(b)   26,623      3,153 (b)     242,337
  Selling, general and
    administrative expenses......      71,929        --           27,683        (1,580)(c)   20,828     (5,685)(c)     113,175
  Provision for restructuring
    costs........................      76,200        --               --            --           --         --          76,200
  Other, net.....................      (1,020)       --            1,214         1,470 (d)       --      3,649 (d)       5,313
                                    ---------   -------         --------     ---------      -------    -------       ---------
Operating loss...................     (70,432)       --           (4,538)       (1,088)        (746)    (2,160)        (78,964)
Interest expense (benefit).......      19,956     9,701 (e)        6,633        (6,375)(e)      679       (679)(e)      29,915
                                    ---------   -------         --------     ---------      -------    -------       ---------
Income (loss) before taxes on
  income.........................     (90,388)   (9,701)         (11,171)        5,287       (1,425)    (1,481)       (108,879)
Income tax (benefit) expense.....        (377)       --           (5,580)        2,497 (f)     (599)        --          (4,059)
                                    ---------   -------         --------     ---------      -------    -------       ---------
Loss before minority interest....     (90,011)   (9,701)          (5,591)        2,790         (826)    (1,481)       (104,820)
Minority interest (expense) in
  subsidiary.....................        (108)       --               --            --           --         --            (108)
                                    ---------   -------         --------     ---------      -------    -------       ---------
Net (loss) income................   $ (90,119)  $(9,701)        $ (5,591)    $   2,790      $  (826)   $(1,481)      $(104,928)
                                    =========   =======         ========     =========      =======    =======       =========
Basic and diluted loss per common
  share..........................   $   (1.35)                                                                       $   (1.57)
Weighted average number of common
  shares outstanding during the
  period.........................      66,857                                                                           66,857

See accompanying notes to the condensed consolidated pro forma financial statements.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED PRO FORMA INCOME STATEMENT
  (NUMBERS IN THOUSANDS)

a. Net sales pro forma adjustment represents a reclassification of cooperative advertising expense to conform with CCPC's presentation.

b.  Cost of sales pro forma adjustments represent:

                                                            1998                  1999
                                                     -------------------   -------------------
                                                       EKCO       GHC        ECKO       GHC
                                                     --------   --------   --------   --------
    Reclassification of royalty expense to conform
      with CCPC presentation.......................  $(1,167)   $     --   $  (354)   $    --
    Estimated (decrease) increase in depreciation
      expense due to a (decrease) increase in fair
      value of property and equipment..............     (402)        302      (201)       151
    Decrease in inventory fair value due to the
      change in inventory valuation method from the
      LIFO (last-in, first-out) method to the FIFO
      (first-in, first-out) method.................       --       1,133                  111
    Reclassification of warehouse distribution
      costs to conform with CCPC presentation......       --       4,811                2,891
                                                     -------    --------   -------    -------
                                                     $(1,569)   $  6,246   $  (555)   $ 3,153
                                                     =======    ========   =======    =======
c.  Selling, general and administrative adjustments
    represent:

                                                            1998                  1999
                                                     -------------------   -------------------
                                                       EKCO       GHC        ECKO       GHC
                                                     --------   --------   --------   --------
    Reclassification of cooperative advertising
      expense to conform with CCPC presentation....  $(7,824)   $ (2,854)  $(1,753)   $(1,043)
    Adjustment represents the amortization of
      favorable lease rights acquired amortized
      over the life of the lease...................      346                   173
    Eliminate previously reported GHC goodwill
      amortization.................................               (1,364)                (671)
    Reclassification of royalty expense to conform
      with CCPC presentation.......................       --      (1,827)              (1,080)
    Reclassification of warehouse distribution
      costs to conform with CCPC presentation......       --      (4,811)              (2,891)
                                                     -------    --------   -------    -------
                                                     $(7,478)   $(10,856)  $(1,580)   $(5,685)
                                                     =======    ========   =======    =======

d.  Other expense adjustments represent
                                                             1998                  1999
                                                      -------------------   -------------------
                                                       EKCO        GHC       ECKO        GHC
                                                      --------   --------   --------   --------
    Amortization expense based on recorded
      trademarks of $90,100 (amortized over 35
      years) and $68,700 (amortized over 20 years)
      for EKCO and GHC, respectively................  $ 2,574    $  3,435   $ 1,287     $1,718
    Eliminate previously reported EKCO goodwill
      amortization..................................   (3,126)               (1,214)
    Reclassification of royalty expense to conform
      with CCPC presentation........................    1,167       1,827       354      1,080
    Amortization expense based on total pro forma
      goodwill of $83,464 and $68,079 for EKCO and
      GHC, respectively, which are being amortized
      using 40 year lives...........................    2,087       1,702     1,043        851
                                                      -------    --------   -------     ------
                                                      $ 2,702    $  6,964   $ 1,470     $3,649
                                                      =======    ========   =======     ======

e. Interest expense adjustments reflect the elimination of interest due to the repayment of the EKCO credit facility and a significant portion of the 9.25% Senior Notes and the repayment of all of GHC's outstanding debt offset by additional expense on borrowings consummated by CCPC to finance the acquisition and deferred financing cost amortization.

f. Income tax adjustments represent the tax effect at 39% of the pro forma adjustments.

SCHEDULE 1

                       EKCO BALANCE SHEET RECONCILIATION
                                 JUNE 30, 1999

    The following schedule reconciles the amounts as previously reported for EKCO to amounts included in the pro forma financial statements.

                                                                               (1)
                                                               7/4/99      BUSINESSES
                                                                EKCO       RETAINED BY      EKCO
                                                             AS REPORTED     PARENT      AS ADJUSTED
(IN THOUSANDS)                                               -----------   -----------   -----------
CURRENT ASSETS
  Cash and cash equivalents................................    $    611     $     --       $    611
  Accounts receivable, net of allowance....................      38,597       (9,056)        29,541
  Inventories, net.........................................      88,434      (13,122)        75,312
  Prepaid expenses and other current assets................      21,928         (544)        21,384
                                                               --------     --------       --------
    Total current assets...................................     149,570      (22,722)       126,848
                                                               --------     --------       --------
PROPERTY AND EQUIPMENT, NET................................      40,162       (9,737)        30,425
GOODWILL, NET..............................................     112,407      (33,715)        78,692
NET ASSETS RETAINED BY PARENT..............................          --       61,850         61,850
OTHER ASSETS...............................................       7,605       (1,421)         6,184
                                                               --------     --------       --------
      TOTAL ASSETS.........................................     309,744       (5,745)       303,999
                                                               --------     --------       --------

CURRENT LIABILITIES
Accounts payable and accrued expenses......................    $ 39,620     $ (6,798)      $ 32,822
LONG-TERM DEBT.............................................     153,005          (75)       152,930
OTHER LIABILITIES..........................................      11,800        1,128         12,928

STOCKHOLDERS' (DEFICIT) EQUITY
Common Stock...............................................         192           --            192
Contributed capital........................................     110,453           --        110,453
Accumulated deficit........................................      (2,910)          --         (2,910)
Unearned compensation......................................        (436)          --           (436)
Accumulated other comprehensive income.....................      (1,980)          --         (1,980)
                                                               --------     --------       --------
  Total stockholders' (deficit) equity.....................     105,319           --        105,319
                                                               --------     --------       --------
      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY...........    $309,744     $ (5,745)      $303,999
                                                               ========     ========       ========

------------------------

(1) Reflects adjustment to the EKCO historical financial statements for business retained by the Company's parent.

SCHEDULE 1

                      EKCO INCOME STATEMENT RECONCILIATION
                               DECEMBER 31, 1998

    The following schedule reconciles the amounts as previously reported for EKCO to amounts included in the pro forma financial statements.

                                                                               (1)
                                                              12/31/98     BUSINESSES
                                                                EKCO       RETAINED BY      EKCO
                                                             AS REPORTED     PARENT      AS ADJUSTED
(IN THOUSANDS)                                               -----------   -----------   -----------
REVENUES
  Net sales................................................    $328,948     $(72,289)      $256,659
DEDUCTIONS
  Cost of sales............................................     222,555      (46,128)       176,427
  Selling, general and administrative expenses.............      72,748      (12,820)        59,928
  Loss on sale of business.................................      16,245           --         16,245
  Other, net...............................................       4,221       (1,095)         3,126
                                                               --------     --------       --------
Operating income (loss)....................................      13,179      (12,246)           933
Interest expense (benefit).................................      14,084         (128)        13,956
                                                               --------     --------       --------
Loss before income taxes...................................        (905)     (12,118)       (13,023)
Income tax expense (benefit)...............................       6,527       (5,067)         1,460
                                                               --------     --------       --------
Net loss from continuing operations........................    $ (7,432)    $ (7,051)      $(14,483)
                                                               ========     ========       ========

------------------------

(1) Reflects adjustment to the EKCO historical financial statements for businesses retained by the Company's parent.

SCHEDULE 1
                      EKCO INCOME STATEMENT RECONCILIATION
                                 JUNE 30, 1999

    The following schedule reconciles the amounts as previously reported for EKCO to amounts included in the pro forma financial statements.

                                                                               (1)
                                                               7/4/99      BUSINESSES
                                                                EKCO       RETAINED BY      EKCO
                                                             AS REPORTED     PARENT      AS ADJUSTED
(IN THOUSANDS)                                               -----------   -----------   -----------
REVENUES
  Net sales................................................    $128,133     $(35,758)      $ 92,375
DEDUCTIONS
  Cost of sales............................................      91,770      (23,754)        68,016
  Selling, general and administrative expense..............      35,194       (7,511)        27,683
  Other, net...............................................       1,776         (562)         1,214
                                                               --------     --------       --------
  Operating loss...........................................        (607)      (3,931)        (4,538)
  Interest expense (benefit)...............................       6,668          (35)         6,633
                                                               --------     --------       --------
  Loss before income taxes.................................      (7,275)      (3,896)       (11,171)
  Income tax benefit.......................................      (3,632)      (1,948)        (5,580)
                                                               --------     --------       --------
  Net loss from continuing operations......................    $ (3,643)    $ (1,948)      $ (5,591)
                                                               ========     ========       ========

------------------------

(1) Reflects adjustment to the EKCO historical financial statements for business retained by the Company's parent.